Hudson Pacific Properties Appoints
Andrea Wong to Board of Directors

Los Angeles, August 18, 2017-Hudson Pacific Properties, Inc. (NYSE: HPP) today announced that entertainment executive and independent director Andrea Wong has been appointed to the company’s Board of Directors effective August 16, 2017. Wong succeeds outgoing board member Frank Cohen of Blackstone.

Wong has served in executive leadership positions for Sony, Lifetime Networks and ABC Television and is currently a director of Liberty Media Corporation, Liberty Interactive Corporation and Hudson’s Bay Company. She is also a Governor of the British Film Institute and a Trustee of the Royal Academy of Arts.

“Hudson Pacific is pleased to welcome Andrea Wong to our Board and is grateful for Frank Cohen’s distinguished service to the company,” said Victor Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties. “Andrea is a highly accomplished entertainment executive and an experienced board member who will be pivotal to our company’s ongoing success. Frank’s leadership has been instrumental in executing Hudson Pacific’s growth strategy over the past few years.”

Wong most recently was President, International Production for Sony Pictures and President, International for Sony Pictures Entertainment in London. In those roles, Wong was responsible for 18 overseas production companies around the world. Among her accomplishments were bringing Golden Globe winner The Crown to Sony. Previously, Wong served as President and CEO of Lifetime Networks, where she was responsible for Lifetime Television, Lifetime Movie Network, Lifetime Real Women and Lifetime Digital. At Lifetime, she launched the hit drama series Army Wives, Lifetime’s top-rated original series. She also brought the unscripted hit series Project Runway to the network. Prior to that, Wong was Executive Vice President, Alternative Programming, Specials and Late Night at ABC, where she developed shows such as The Bachelor, the U.S. version of Dancing With The Stars and the Emmy-award winning Extreme Makeover: Home Edition. Wong graduated from the Massachusetts Institute of Technology with a degree in electronic engineering and earned an MBA from Stanford Graduate School of Business.

About Hudson Pacific Properties

Hudson Pacific Properties is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high quality office and state-of-the-art media and entertainment properties in select West Coast markets. Hudson Pacific invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. Founded in 2006 as Hudson Capital, the company went public in 2010, electing to be taxed as a real estate investment trust. Through the years, Hudson Pacific has strategically assembled a portfolio totaling over 18 million square feet, including land for development, in high growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The company is a leading provider of design-forward, next-generation workspaces for a variety of tenants, with a focus on Fortune 500 and leading growth companies, many in the technology, media and entertainment sectors. As a long-term owner, Hudson Pacific prioritizes tenant satisfaction and retention, providing highly customized build-outs and working proactively to accommodate tenants’ growth. Hudson Pacific trades as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, on February 21, 2017, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor/Media Contacts:

Hudson Pacific Properties
Laura Campbell
Vice President, Head of Investor Relations
310.622.1702
lcampbell@hudsonppi.com

Greg Berardi
Blue Marlin Partners
415.239.7826
greg@bluemarlinpartners.com